FOR IMMEDIATE RELEASE

Douglas Elliman Inc. Appoints Renowned Attorney and Prominent Real Estate Investor and Developer Perry Weitz to Board of Directors

MIAMI – November 4, 2025 – Douglas Elliman Inc. (NYSE: DOUG) (“Douglas Elliman”) today announced the appointment of Perry Weitz to its Board of Directors, effective immediately.

“We are honored to welcome Perry to Douglas Elliman’s Board of Directors,” said Michael S. Liebowitz, President and Chief Executive Officer of Douglas Elliman. “Perry is the founder and leader of one of the most successful law firms in its field, demonstrating exceptional business acumen and a proven ability to build and manage high-performing organizations. His hands-on experience running a business, coupled with his proven track record as a seasoned real estate investor, will be invaluable as we continue to forge ahead in an evolving real estate landscape. His strategic insights and commitment to excellence align perfectly with our mission to deliver exceptional service and value to our agents, clients, and shareholders.”

Mr. Weitz brings decades of distinguished legal expertise and business acumen to Douglas Elliman’s Board. As a founding partner of Weitz & Luxenberg P.C., he has built an exceptional reputation for strategic leadership and courtroom advocacy. Throughout his career, Mr. Weitz has secured billions of dollars in verdicts and settlements on behalf of his clients and has been instrumental in landmark litigation involving asbestos, environmental contamination, pharmaceutical products, and medical devices. He has been recognized as one of the top trial lawyers in the United States, selected for inclusion in Best Lawyers in America, and has received numerous accolades for his professional achievements and community service.

Weitz has demonstrated strong business leadership and governance capabilities through his real estate investment activities. He has developed and managed a diverse portfolio of hospitality, residential, and commercial real estate properties, and is involved with Oak Row Equities, a national real estate investment and development firm. Mr. Weitz’s experience in real estate investment provides him with a unique perspective that bridges the legal, business, and real estate sectors – an asset that will be particularly valuable in his role on Douglas Elliman’s Board.

“I am thrilled to join the Board of Directors of Douglas Elliman, a company with such a storied history and strong position in the residential real estate market,” said Perry Weitz. “Douglas Elliman has built an impressive platform, with exceptional agents and a commitment to innovation. I look forward to working alongside Michael and my fellow Board members to help guide the company’s strategic direction and contribute to its continued success in serving clients across the nation.”

Mr. Weitz earned his law degree from Hofstra University School of Law and his undergraduate degree from George Washington University. He is actively involved in numerous charitable and civic organizations and has been a steadfast supporter of legal education and justice initiatives.

About Douglas Elliman Inc.

Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, the Hamptons, Westchester, Connecticut, New Jersey, Massachusetts, Florida, California, Texas, Colorado, Nevada, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, mortgage as well as settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.

Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.

Forward-Looking and Cautionary Statements

This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this press release are forward-looking. We identify forward-looking statements in this press release by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.

Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q filed thereafter. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

Contacts
Olivia Snyder/Catherine Livingston
FGS Global
212-687-8080